Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2021, relating to the financial statements of Roblox Corporation, appearing in the Registration Statement No. 333-250204 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 2, 2021